Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

GENCOR INDUSTRIES, INC.

ARTICLE I

Offices

Section 1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Place. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice or waiver of notice of such meeting.

Section 2. Time. Unless otherwise directed by the Board of Directors, the annual meeting of the stockholders for the election of directors of the corporation and other meetings of the stockholders shall be held at the principal offices of the corporation in the State of Florida and for the transaction of any other proper business, shall be held at the time and on the day designated by the President in May** in each year commencing with the year 1979, if not a legal holiday under the laws of the state where such meeting is to be held and if a legal holiday under the laws of such state, then on the next succeeding business day not a legal holiday under the laws of such state.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request of a majority of the Board of Directors or at the request in writing of the holders of a majority of the shares of stock of the corporation issued and outstanding and entitled to vote at any meeting at which the directors of the corporation are elected. Any such request shall state the purpose or purposes of the proposed meeting.

Section 4. Notice. (a) Written notice of all meetings of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten (10) or more than fifty (50) days before the date of the meeting. Except as otherwise provided by law, the business which may be transacted at any special meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice.

(b) Advance Notice Provisions for Business to be Transacted at Annual Meeting. (i) No business may be transacted at an annual meeting of stockholders, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) otherwise properly brought before the annual meeting by or at the direction of the Board of

Directors (or any duly authorized committee thereof) or (C) otherwise properly brought before the annual meeting by any stockholder of the corporation who (1) is a stockholder of record on both (x) the date of the giving of the notice provided for in this Section 4 and (y) the record date for the determination of stockholders entitled to vote at such annual meeting and (2) complies with the notice procedures set forth in this Section 4(b).

(ii) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

(A) To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided; however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

(B) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of such stockholder, (3) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. As used in these by-laws, “beneficially owned” means all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(c) Advance Notice Provisions for Election of Directors. (i) In addition to any other applicable requirements, for a nomination for election of a director to be made by a stockholder of the corporation at an annual meeting, such stockholder must (A) be a stockholder of record on both (1) the date of the giving of the notice provided for in this Section 4 and (2) the record date for the determination of stockholders entitled to vote at such annual meeting and (B)

have given timely notice thereof in proper written form to the Secretary of the corporation. If a stockholder is entitled to vote only for a specific class or category of directors at a meeting of the stockholders, such stockholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

(ii) To be timely in connection with the annual meeting of the stockholders, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of such director(s) at such meeting and satisfying the requirements specified in Section 4(c)(i) may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the corporation’s notice of such meeting, but only if the stockholder notice required by Section 4(c)(iii) hereof shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced.

(iii) To be in proper written form, a stockholder’s notice to the Secretary must be set forth (A) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the corporation, if any, which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (B) as to the stockholder giving notice (1) the name and record address of such stockholder, (2) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(iv) No person shall be eligible for nomination as a director by a stockholder at an annual meeting unless nominated in accordance with the procedures set forth in this Section 4(c). If the chairman of an annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(v) This Section 4(c) shall not apply to any nomination of a director in an election in which only the holders of (1) Class B Stock, or (2) one or more series of Preferred Stock of the corporation designated pursuant to Article Four, Section B of the corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) are entitled to vote for such nominee (unless otherwise provided in the terms of such Class B Stock or series of Preferred Stock).

(d) Adjournment. In no event shall the adjournment of an annual or special meeting of the stockholders, or any announcement thereof, commence a new period for the giving of notice under this Section 4.

(e) Definition of Publicly Announced. For purposes of this Section 4, a matter shall be deemed to have been “publicly announced” if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

Section 5. Stockholders’ List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. At each meeting of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the issued and outstanding shares of each class of stock entitled to vote thereat, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Voting and Proxies. The holders of the outstanding Common Stock and the holders of any outstanding Class B Stock shall be entitled to cast one (1) vote in person or by proxy for each share standing in such holder’s name with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent except that at such time as Class B Stock shall be outstanding, holders of Class B Stock, voting separately as a class, shall have the right to elect that number of directors so that seventy-five percent (75%) (calculated to the nearest whole number rounding a fractional number of five-tenths (.5) to the next highest whole number) of the total number of directors of the corporation fixed from time to time by the Board of Directors in accordance with Section 1 of Article III of these By-Laws, and the holders of Common Stock shall have the right, voting separately as a class, to elect the other approximately twenty-five percent (25%) of such total number of directors. Provided further, that, while any shares of Class B Stock are outstanding, the approval by a majority of the votes entitled to be cast by the holders of the Common Stock and the approval by a majority of the votes entitled to be cast by the holders of the Class B Stock, each such class voting separately as a class, shall be required on (i) any merger or consolidation of the corporation with or into any other corporation; any sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets to or with any other person except, where such merger or transaction is with a majority owned subsidiary of the corporation; or any dissolution of the corporation, (ii) any additional issuance of shares of Class B Stock other than in connection with share splitups and share dividends on shares of Class B Stock; or the exercise of stock options granted to directors, officers or employees of the corporation or any subsidiary of the corporation; or an exchange for shares of Common Stock upon the initial issuance of Class B Stock; and, (iii) any modification, alteration or amendment to the Certificate of Incorporation other than an amendment filed under the provisions of subparagraph 2 of paragraph B of the Fourth Article of the Certificate of Incorporation, to fix, change, or designate the terms, other than conversion rights into shares of Class B Stock (for which conversion rights the approval by the majority of shareholders of each class voting separately as a class as provided in this Section 7 shall be required), of the Preferred Stock; and, (iv) on any other matters requiring a separate vote by classes provided for under the

Delaware General Corporation Law. For purposes of this paragraph a “subsidiary” is any corporation more than fifty percent (50%) of the voting securities of which are owned directly or indirectly by the corporation; and a “person” is any individual, partnership, corporation or entity. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 8. Written Consent of Stockholders. Any action required by the Certificate of Incorporation or the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Article III

Board of Directors

Section 1. Number. The Board of Directors shall consist of at least three (3) directors, at least one (1) of whom shall be electable by the holders of the Common Stock voting separately as a class as provided in Section 7 of Article II of these By-Laws. The number of directors shall be such as from time to time may be fixed by resolution of the Board of Directors at a duly held regular or special meeting.

Section 2. Standing and Term. All directors, whether elected by the holders of the Common Stock or by the holders of the Class B Stock shall have equal standing, serve terms of one (1) year, and have equal voting powers.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the remaining directors then in office, even though less than a quorum.

Section 4. Removal. Directors separately elected or electable (in the case of vacancies or newly created directorships filled by the remaining directors) by the holders of the Common Stock or by the holders of the Class B Stock may be removed, with or without cause, only by the vote or consent of a majority of the votes then entitled to be cast by which such directors were elected or electable, voting or consenting separately as a class.

Section 5. Designation of Directorships. At the time Class B Stock shall first become outstanding, the Board of Directors shall designate seventy-five percent (75%) (calculated to the nearest whole number, rounding a fractional number of five-tenths (.5) to the nearest whole number) of the then authorized number of directorships as directorships to be elected by the separate class vote of the holders of the Class B Stock at the next meeting of stockholders at which directors are to be elected. The balance of the then authorized number of directorships shall be designated as directorships to be elected by the separate class vote of the holders of the Common Stock at the next meeting of stockholders at which directors are to be elected. Any director filling a designated directorship shall hold such office until his successor is elected and qualified or until his earlier resignation, death or removal.

Section 6. Annual Meetings. After each annual election of directors and on the same day, the Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where the annual meeting of the stockholders is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given at least five (5) days before the day on which the meeting is to be held as hereinafter provided for in Article IV.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held at such places and at such times as the Board shall by resolution determine, or in the absence of such determination, at such stated time as may be determined by the President. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings shall be given at least five (5) days before the day on which the meeting is to be held if said notice is given by mail, or at least forty-eight (48) hours before the day on which the meeting is to be held if said notice is to be given in any other manner as provided in Article IV.

Section 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or the Secretary or any two (2) of the directors. Notice of each such meeting shall be given to each director at least five (5) days before the day on which the meeting is to be held if said notice is given by mail, or at least forty-eight (48) hours before the day on which the meeting is to be held if said notice is given in any other manner as provided in Article IV.

Section 9. Quorum. Except as otherwise provided by statute or by these By-Laws, the presence of a majority of all the directors shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the directors present at the meeting shall be necessary for the adoption of any resolution or the taking of any other action. In the absence of a quorum, the director or directors present may adjourn any meeting from time to time until quorum be had. Notice of any adjourned meeting need not be given.

Section 10. Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the Board or such committee.

Section 11. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board or of any committee thereof. Nothing herein contained shall be construed so as to preclude any director from serving the corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving compensation therefor.

Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of two (2) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 13. Powers of Board of Directors. The Board of Directors shall have all the powers conferred upon it by the Certificate of Incorporation of this corporation subject to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of these By-Laws. These powers include but are not limited to the following: (i) the power to issue authorized unissued or treasury Preferred Stock and to thereby fix the terms of such Preferred Stock; provided, however, that any amendments to the Certificate of Incorporation pursuant to Section 151 of the Delaware Corporation Law shall require the affirmative vote of all members of the Board of Directors who shall have been elected by the holders of Class B Stock whether or not such members are present and voting at any meeting during which such amendments are proposed; provided further, however, that prior to the issuance of any Preferred Stock which has conversion rights into Class B Stock the Board of Directors shall first have obtained the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the holders of the Class B Stock, each such class voting separately as a class; and (ii) the power to issue options entitling the holders thereof to purchase from the corporation any shares of its capital stock; provided, however, that the options are being issued pursuant to a Stock Option Plan approved by the shareholders or that the Board of Directors has obtained the approval of a majority of votes entitled to be cast by the holders of Class B Stock.

ARTICLE IV

Notices

Section 1. Form. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation or at his residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given (1) by telegraph, cable or wireless, and such notice shall be deemed to be given when the same shall be filed, or (2) in person or by telephone, and such notice shall be deemed to be given when the same shall be delivered.

Section 2. Waiver and Validation. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notwithstanding anything to the contrary, notice of any meeting of the Board of Directors need not be given to any director who shall be present at such meeting; and any meeting of the Board shall be a legal meeting if two-thirds (2/3) of all the directors then in office shall be present thereat and shall sign a written consent thereto.

ARTICLE V

Officers

Section 1. Number. The principal officers of the corporation shall be a President, one (1) or more Vice Presidents, a Secretary, an Assistant Secretary, a Treasurer, an Assistant Treasurer, and, if the Board of Directors shall so determine, such other subordinated officers as may be appointed by the Board. Any two (2) or more offices may be held by the same person.

Section 2. Election. The officers shall be elected annually by the Board of Directors by a plurality of the votes cast, and except in the case of officers appointed in accordance with the provisions of Section 3 of this Article V, each shall hold office until the next annual election of officers and until his successor shall have been duly elected and qualified, or until his death, or until he shall resign or until he shall have been removed in the manner hereinafter provided.

Section 3. Additional Officers. In addition to the officers named in Section 1 of this Article V, the corporation may have such other officers and agents as may be deemed necessary by the Board of Directors. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms, as may be determined by resolution of the Board of Directors.

Section 4. Resignation. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, to the President or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Removal and Employment Agreements. The President, any Vice President, the Secretary, and the Treasurer shall be subject to removal with or without cause, at any time, by the affirmative vote of a majority of the whole Board of Directors, and all other officers and agents of the corporation shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the directors present at any duly convened meeting of the Board of Directors at which a quorum is present. Notwithstanding the foregoing or anything else in these By-Laws to the contrary, while any Class B Stock is outstanding: (i) neither the President nor any Vice President shall be subject to such removal, and (ii) no officer of the corporation, whether elected by the Board of Directors or appointed by a committee or officer, shall be employed pursuant to any type of employment agreement or contract; unless, with respect to such removal or such employment agreement or contract, there shall have first been obtained a vote or consent of a majority of the holders of Class B Stock. All officers, agents and employees, other than those elected or appointed by the Board of Directors shall hold office at the discretion of the committee or the officer appointing them.

Section 6. Vacancy. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Article V for election or appointment to such office.

Section 7. The President. The President shall be the chief executive officer of the corporation, subject to the directions of and limitations imposed by the Board of Directors, and shall perform all the duties and have all the power usually pertaining and attributed by law or otherwise to the office of the President of the corporation, except as may be expressly limited by the Board of Directors. The President shall coordinate and supervise the activities of all other officers of the corporation. The President shall from time to time call special meetings of the Board of Directors when he deems it necessary so to do or whenever the requisite number of members of the Board of Directors shall request him in writing so to do. He shall preside at all meetings of the stockholders, and, unless a chairman of the Board of Directors has been elected and is present, shall preside at all meetings of the Board of Directors. The President, unless some other person is thereunto expressly authorized by resolution of the Board of Directors, shall sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the corporation and on its behalf, subject, however, to the control, when exercised of the Board of Directors. He shall, at each annual meeting, present a report of the business and affairs of the corporation, and shall from time to time, whenever requested, report to the Board all matters within his knowledge which the interest of the corporation may require be brought to the notice of the directors. The President shall have the power to employ and terminate the employment of all such subordinate officers, agents, clerks, and other employees not herein provided to be selected by the Board, as he may find necessary to transact the business of the corporation, and shall have the right to fix the compensation thereof.

Section 8. Vice Presidents. The Vice Presidents shall have the powers and perform such duties as may be delegated to them, respectively, by the Board of Directors, or in the absence of such action by the Board, then by the President. In case of the death, absence or inability of the President to act, except as may be expressly limited by action of the Board of Directors, and unless and until the Board of Directors has appointed a President Pro Tempore, any Vice President may, and any of them expressly designated by the Board of Directors shall, perform the duties and exercise the powers of the President following such death of the President or during the absence or inability of the President to act; and, concurrently with the President, shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the corporation on its behalf which the President is authorized to do, but subject to the control and authority at all times of the Board of Directors.

Section 9. President Pro Tempore. In case of the death, absence or inability of the President to act, the Board of Directors, in its discretion, may appoint a President Pro Tempore who shall exercise the powers and duties of the President until the return of the President or until the President is again able to act, or until a successor to the President has been duly elected.

Section 10. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and the Board of Directors in a book or books to be kept for such purposes, and also, when so requested, the minutes of all meetings of committees in a book or books to be kept for such purposes. He shall attend to giving and serving of all notices, and he shall have charge of all books and papers of the corporation, except those hereinafter directed to be in charge of the Treasurer, or except as otherwise expressly directed by the Board of Directors. He shall keep the stock certificate book or books. The Secretary shall be the custodian of the seal of the corporation. The Secretary shall sign with the President, or with a Vice President, all certificates of stock as the Secretary of this corporation and as such Secretary affix or cause to be affixed thereto the seal of the corporation. The Secretary may sign as Secretary of the corporation, with the President, or with a Vice President, in the name of the corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as such Secretary, he shall affix the seal of the corporation thereto. Under the direction of the Board of Directors or the President, the Secretary shall perform all the duties usually pertaining to the office of Secretary; and he shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 11. Assistant Secretary. The Assistant Secretary shall have such powers and perform such duties as may be delegated to him by the Board of Directors or the President; and, in case of the death, absence, or inability of the Secretary to act, whether temporary or not, he may exercise the powers and duties of the Secretary. The Assistant Secretary may, together with the President or with a Vice President, sign certificates of stock, contracts, and other instruments and documents involving the carrying on of the business of the corporation which the Secretary is authorized to sign, which power shall be concurrent with the power of the Secretary.

Section 12. Treasurer. The Treasurer shall have the custody of all the funds and securities of the corporation, except as may be otherwise provided by the Board of Directors, and he shall make such disposition of the funds and other assets of the corporation as he may be directed by the Board of Directors. He shall keep or cause to be kept a record of all money received and paid out, and all vouchers and receipts given therefor, and all other financial transactions of the corporation. He shall have general charge of all financial books, vouchers and papers belonging to the corporation or pertaining to its business. He shall render an account of the corporation’s funds at each annual meeting of the Board of Directors and at such other meetings as he may he requested, and he shall make an annual statement of the finances of the corporation. If at any time there is a person designated as Comptroller of the corporation, the Treasurer may delegate to such Comptroller such duties and powers as to the Treasurer may seem proper. The Treasurer shall perform such other duties as are usually incident by law or otherwise to the office of the Treasurer, and as he may be directed or required by the Board of Directors or the President.

Section 13. Assistant Treasurer. The Assistant Treasurer shall have such powers and shall perform such duties as may be delegated to him by the Board of Directors or the President or the Treasurer; and in case of the death, absence or inability of the Treasurer to act, he may exercise the powers and duties of the Treasurer.

Section 14. Subordinate Officers. In all cases where the duties of subordinate officers and the duties of agents or employees of the corporation are not specifically prescribed by the By-Laws or resolution of the Board of Directors, such Officers, agents and employees shall obey the orders and instructions of the President. The President may, with or without the consent of the Board of Directors, suspend or remove any subordinate officer, agent or clerk or other servant of the corporation who has not been elected to such office by the Board of Directors.

Section 15. Salaries. The salaries of the principal officers of the corporation shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving a proper compensation therefor.

ARTICLE VI

Indemnification and Insurance

Section 1. Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,

whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that director, officer, employee or agent of a corporation has been successful on the merits or otherwise is defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or, (3) by the stockholders.

(e) Expenses incurred by an officer or director defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(h) For Purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

Section 2. Liability Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or designated agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or designated agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or of Section 145 of the General Corporation Law of the State of Delaware.

ARTICLE VII

Funds of the Corporation

Section 1. Checks. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, issued in the name of the corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances; and unless so designated by the Board of Directors or in these By-Laws, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

Section 2. Evidence of Indebtedness. No loan shall be contracted on behalf of the corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation issued for such loans shall be signed by the President, or by a Vice President or the President Pro Tempore, in case such has been appointed, and no such instrument shall be valid or binding without being so signed; and all such instruments may be attested by the Secretary or the Assistant Secretary. When so authorized by the Board of Directors any part of or all the properties, including contract rights, assets, business or goodwill of the corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the operation, and of the interest thereon, by instruments executed and delivered in the name of the corporation.

Section 3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the corporation, checks, drafts and other orders for the payment of money which are payable to the order of the corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be designated by the Board of Directors.

Section 4. Power of Attorney. Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the corporation the powers and rights which the corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the President or any Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the President or any Vice President may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the corporation may exercise such powers and rights.

ARTICLE VIII

Stock

Section 1. Certificates of Stock. Certificates of stock shall be numbered and registered in the order in which they are issued. Each stockholder shall be entitled to have a certificate certifying the number of shares of stock of the corporation owned by him, signed by, or in the name of the corporation by the President or a Vice President and by the Secretary or an Assistant Secretary of the corporation (except that when any such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the its employee the signatures of any such officers may be facsimiles). If the corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except in the case of restriction on transfers of securities which are required to be noted on the certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit or affirmation of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in the form and in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Ownership. The corporation shall be entitled to recognize the exclusive right of a person register on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

General Provisions

Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 2. Corporate Seal. The corporate seal shall be circular and shall have inscribed thereon the name of the corporation, the words “Corporate Seal, Delaware”, and such other words and figures and in such design as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

Amendments

These By-Laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors by a majority vote of the stockholders or directors, as the case may be, present and voting at any such meetings; provided, however, that any amendment, authorization or repeal of any or all of these By-Laws by: (i) the Board of Directors, whether at a special or a regular meeting, shall require the approval by all members of the Board of Directors who shall have been elected by the holders of Class B Stock whether or not such members are present and voting at any meeting during which such amendments are proposed, (ii) the stockholders, whether at a regular or special meeting, shall be made and effective only after receiving the majority vote of the Class B stockholders present and voting at any such meetings and the majority vote of the Common stockholders present and voting at any such meetings.